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                                EXHIBIT 23(a)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-4 for the registration of 395,756 shares of the Company's $2.50 par value common stock, in connection with the merger agreement between SouthTrust Corporation and The Bank of Bradenton) of our report dated February 4, 1994 incorporated by reference in SouthTrust Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in or made a part of this Registration Statement.




                                                 /s/ Arthur Andersen & Co.
                                                 -------------------------
                                                 Arthur Andersen & Co.



    Birmingham, Alabama
    May 10, 1994